UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ý

Filed by a Party other than the Registrant ¨

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On February 13, 2015, Electronic Cigarettes International Group, Ltd. (“ECIG” or the “Company”) sent a letter to its beneficial stockholders from Brent David Willis, CEO of the Company. A complete copy of the letter follows.

COPY OF LETTER

YOUR VOTE IS IMPORTANT

PLEASE VOTE YOUR PROXY TODAY

February 12, 2015

Dear Stockholder:

According to our latest records, we have not received your voting instructions for the Special Meeting of Stockholders of Electronic Cigarettes International Group, Ltd. to be held on

Tuesday, March 10, 2015. Your vote is extremely important, no matter how many shares you hold.

For the reasons set forth in the proxy statement, dated January 27, 2015, the Board of Directors recommends that you vote “FOR” Proposals 1 and 2. Please vote via mail as soon as possible or, alternatively, you can email or fax your completed proxy (see the instructions below).

If you need assistance voting your shares, please call D.F. King & Co., Inc. toll free at (866) 304-5477 or toll at (212) 269-5550. On behalf of your Board of Directors, thank you for your cooperation and continued support.

Sincerely,

Brent David Willis

Chief Executive Officer

You may use one of the following simple methods to promptly provide your voting instructions:

1.	Internet: Have the control number listed on the enclosed voting instruction form ready and follow the online instructions at www.proxyvote.com.

2.	Telephone: Have the control number listed on the enclosed voting instruction form ready and call (800) 690-6903.

3.	Mail: Sign, date, mark and return the enclosed voting instruction form in the postage-paid return envelope provided.